UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

NEBRASKA	000-10685	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400
Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):\

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2019, A. Michael Salem has been appointed as Chief Executive Officer of Midwest Holding Inc. (the “Company”) and Mark A. Oliver has been appointed as President of the Company.

Effective April 30, 2019, Michael Minnich has been appointed as a member of the Board of Directors of the Company to serve the remaining term of Mr. Todd Boeve, who tendered his resignation effective April 30, 2019, and Mr. Minnich was also appointed as the Company’s Chairman of the Board.

Mr. Salem, age 38, has served as Chairman of the Company’s primary life insurance subsidiary, American Life and Security Corp. (“American Life”) since June 2018. Mr. Salem is Founder and Co-Chief Executive Officer of Vespoint LLC, a Delaware limited liability company, ultimate controlling party of the Company since 2018. In addition, he has served as managing member of AMS Advisors LLC, a Delaware limited liability company, since January 2011. From July 2013 to August 2017, he was Co-Founder, Managing Principal and Co-Head of Advisory Capital at Vanbridge LLC, an insurance intermediary and program management firm.

Mr. Minnich, age 47, was named President and a member of the Board of American Life in June 2018. Mr. Minnich was Founder and Co-Chief Executive of Vespoint Capital LLC with Mr. Salem in 2018. Since July 2010, he has been Managing Member of Rendezvous Capital LLC, a New York firm advising insurers on capital and investments. From February 2013 to May 2017, he was Chief Investment Officer of A-Cap, a premier risk solution and service provider to policyholders, insurers and capital partners. Prior to A-Cap, Mr. Minnich spent almost 10 years at Swiss Re.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST HOLDING INC.

	By:	/s/ Mark A. Oliver
	Name:	Mark A. Oliver
Date: May 2, 2019	Title:	President